UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2017

SEGUIN NATURAL HAIR PRODUCTS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-205822	35-7654530
State or other jurisdiction incorporation	Commission File Number	IRS Employer Identification No.

65 Hillview Street, Hamilton, Ontario, Canada L8S 2Z3

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (702)738-2051

104 Longwood Road South, Hamilton, Ontario, Canada L8S IS6

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Emerging Growth Company   ☐

Section 1-	Registrant’s Business and Operations

Item 1.01	Entry into Material Definitive Agreement

On December 28, 2017, the Company entered into an Agreement and Plan of Merger as amended January 9, 2018 (“Merger Agreement”), with Yuengling’s Ice Cream Corporation, a private Pennsylvania corporation (“Yuengling’s”).

The Merger Agreement provides that, subject to its terms and conditions, Yuengling’s will be merged with and into the Company (“Merger”) with the Company continuing as the surviving corporation under the name of Yuengling’s Ice Cream Corporation (“Surviving Corporation”). Upon the effective date of the Merger, the shareholders of Yuengling’s Ice Cream Corporation will receive, in the aggregate, 44,502,385 shares of common stock of the Surviving Corporation which will represent 88.42% of the issued and outstanding common stock of the Surviving Corporation.

The Merger is subject to approval by the shareholders of Yuengling’s Ice Cream Corporation and the other closing conditions of the Merger Agreement. The Merger Agreement has been approved by the board of directors and shareholders of the Company.

The description of the Merger Agreement contained in this Report is not intended to be complete and is qualified by reference to the entire Merger Agreement  and the amendment thereto which are filed as Exhibits 2.1 and 2.2 hereto and are incorporated into this report by reference.

Section 9-	Financial Statements and Exhibits

Item 9.01	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated December 28, 2017

2.2	Amendment No. 1 to Agreement and Plan of Merger dated January 9, 2018

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEGUIN NATURAL HAIR PRODUCTS INC.

Dated: February 28, 2018	By:	/s/ Kimberly Wright
President/CEO